Exhibit 5.2

August 14, 2023

SciSparc Ltd.
20 Raul Wallenberg Street, Tower A,

Tel Aviv 6971916 Israel

Re: Sale of Securities Pursuant to Registration Statement on Form F-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form F-3 (Registration No. 333-269839) (the “Registration Statement”), and the prospectus dated February 16, 2023 included therein that SciSparc Ltd., an Israeli Company (the “Company”) has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the regulations thereunder (the “Securities Act”) relating, in part, to the registration of the Securities (as defined below), as it was declared effective by the Commission under the Securities Act on February 23, 2023, the preliminary prospectus of the Company included in the Registration Statement dated August 10, 2023, including any documents incorporated by reference therein (the “Preliminary Prospectus”), and the final prospectus supplement of the Company dated August 10, 2023, including any documents incorporated by reference therein (the “Prospectus Supplement”), with respect to the sale of (i) 5,525,000 ordinary shares of the Company, no par value per share (the “Ordinary Shares”), (ii) pre-funded warrants to purchase up to 975,000 Ordinary Shares (the “Pre-Funded Warrants”), each such Pre-Funded Warrant being exercisable from time to time for one Ordinary Share (the “Pre-Funded Warrant Shares”) and (iii) up to 975,000 additional Ordinary Shares (the “Option Shares” and together with the Ordinary Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares, the “Securities”) issuable to the Underwriter (as defined below) pursuant to the exercise of its over-allotment option, as described in the Underwriting Agreement (as defined below). The Securities are being offered pursuant to an underwriting agreement dated August 10, 2023 (the “Underwriting Agreement”), by and between the Company and Aegis Capital Corp. (the “Underwriter”).

We are acting as U.S. securities counsel for the Company in connection with the Registration Statement. We have examined signed copies of the Registration Statement, the Preliminary Prospectus and the Prospectus Supplement and have also examined originals or copies of (i) the Underwriting Agreement, and (ii) such other resolutions, certificates, documents and public records as we have deemed necessary or appropriate for the purposes of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion. Because the Pre-Funded Warrants contain provisions stating that they are to be governed by the laws of the State of New York, we are rendering this opinion as to New York law. We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York. With respect to the Ordinary Shares, Pre-Funded Warrant Shares and the Option Shares being duly and validly issued, fully paid and non-assessable, we have relied on the opinion of Meitar | Law Offices, filed as Exhibit 5.1 to the Report of Foreign Private Issuer on Form 6-K of the Company being filed on the date hereof.

Based upon and subject to the foregoing, we are of the opinion that, the Pre-Funded Warrants, if and when issued and paid for in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect). In addition, the foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

This opinion is rendered to you in connection with the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by holders of the Pre-Funded Warrants currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Report of Foreign Private Issuer on Form 6-K of the Company being filed on the date hereof and to the reference to this firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sullivan & Worcester LLP
Sullivan & Worcester LLP